UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act 1934

Date of Report (date of earliest event reported): May 15, 2012 (May 9, 2012)

American Oriental Bioengineering, Inc.
(Exact name of registrant as specified in charter)

Nevada
(State or other jurisdiction of incorporation)

001-32569	84-0605867
(Commission File Number)	(IRS Employer Identification No.)

Beijing Economic and Technology Development Zone
1 First Liangshuihe Street
E-town, Beijing 100176
People’s Republic of China

(Address of principal executive offices and zip code)

011-86-451-8666-6601

(Registrant's telephone number including area code)

(Registrant's former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Officers

On May 9, 2012, Mr. Larry Wizel submitted his resignation as an independent director of the Board of Directors of American Oriental Bioengineering Inc. (the “Company”).  Mr. Wizel’s decision to resign was due to health reasons.  At the time of his resignation, Mr. Wizel served as Chairperson of the Audit Committee, and as a member of the Compensation Committee and Nominating and Corporate Governance Committees.  There was no disagreement between Mr. Wizel and the Company on any matter relating to the Company’s operations, policies or practices.

Item 8.01 Other Information

On May 15, 2012, Mr .Wizel and the Company entered into a Consulting Agreement, .  The Agreement provides that Mr. Wizel will work as a financial consultant to the Company for a one year term, which term may be extended upon the mutual agreement of the Company and Mr. Wizel.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN ORIENTAL BIOENGINEERING, INC.

Dated: May 15, 2012	By:	/s/ Tony Liu
	Name:	Tony Liu
	Title:	Chairman and Chief Executive Officer